Exhibit 10.5

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT

     This Agreement (the “Agreement”) is made as of , 2___(the “Date of Grant”) by and between NS Group, Inc., a Kentucky corporation (the “Company”) and ___(the “Optionee”).

     1. Grant of Option Right. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the NS Group, Inc. Equity Plan (the “Plan”), the Company hereby grants to the Optionee as of the Date of Grant an option (the “Option Right”) to purchase ___Common Shares, at the price of ___per share (the “Option Price”). This Option Right is intended to be an “incentive stock option” within the meaning of that term under Section 422 of the Code, and this Agreement shall be construed in a manner that will enable the Option Right to be so qualified.

     2. Exercise of Option Right.

        (a) Unless and until terminated as hereinafter provided, the Option Right will become exercisable to the extent of one-third of the Common Shares specified in Section 1 on each of the first three anniversaries of the Date of Grant for so long as the Optionee remains in the continuous employ of the Company and its Subsidiaries. See Section 12 of this Agreement.

        (b) Notwithstanding the provisions of Section 2(a), the Option Right will become immediately exercisable in full if, prior to the date the Option Right becomes fully exercisable pursuant to Section 2(a), the Optionee dies while in the employ of the Company and its Subsidiaries.

        (c) To the extent that the Option Right becomes exercisable in accordance with this Section 2, it may be exercised in whole or in part from time to time by written notice to the Company stating the number of Common Shares for which the Option Right is being exercised and the intended manner of payment.

     3. Forfeiture of Option Right. The Option Right shall be forfeited (to the extent it has not become exercisable pursuant to Section 2) if the Optionee ceases to be continuously employed by the Company and its Subsidiaries. See Section 12 of this Agreement.

     4. Payment of Option Price. The Option Price is payable in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company.

     5. Term of Option Right. The Option Right will terminate on the earliest of the following dates:

        (a) One year after the Optionee ceases to be an employee of the Company or any Subsidiary as a result of his death;

        (b) Ninety days after the Optionee ceases to be an employee of the Company or any Subsidiary for any reason other than as described in Section 5(a); or

        (c) Ten years from the Date of Grant.

Exhibit 10.5

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT

     6. Issuance of Common Shares. Subject to the terms and conditions of this Agreement, Common Shares shall be issuable to the Optionee as soon as administratively practicable following the date the Optionee exercises the Option Right in accordance with Section 2 hereof and makes full payment to the Company of the Option Price. The Optionee shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Common Shares until such Common Shares have been issued to the Optionee in accordance with this Section 6.

     7. Mandatory Notice of Disqualifying Disposition. Without limiting any other provisions hereof, the Optionee hereby agrees that if the Optionee disposes (whether by sale, exchange, gift or otherwise) of any of the Common Shares issued upon exercise of the Option Right within two years of the Date of Grant or within one year after the transfer of such share or shares to the Optionee, the Optionee shall notify the Company of such disposition in writing within thirty days from the date of such disposition. Such written notice shall state the principal terms of such disposition and the type and amount of the consideration received for such share or shares by the Optionee in connection therewith.

     8. Transferability. The Option Right may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Optionee; provided, however, that the Optionee’s rights with respect to such Option Right may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 8 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Option Right. The Option Right may be exercised, during the lifetime of the Optionee, only by the Optionee, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.

     9. No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Optionee.

     10. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with Common Shares obtained upon the exercise of the Option Right, it shall be a condition to the issuance of such Common Shares that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof.

     11. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law or listing requirement.

Exhibit 10.5

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT

     12. Continuous Employment. For purposes of this Agreement, the continuous employment of the Optionee with the Company and its Subsidiaries shall not be deemed to have been interrupted, and the Optionee shall not be deemed to have ceased to be an employee of the Company and its Subsidiaries, by reason of the transfer of his employment among the Company and its Subsidiaries or a leave of absence or layoff approved by the Company. Notwithstanding the preceding sentence, and unless the Committee provides otherwise, vesting of the Option Right under Section 2(a) shall be suspended (i.e., tolled) during any approved leave of absence or layoff (to the extent permitted by Applicable Laws).

     13. Adjustments. The Committee may make or provide for such adjustments in the Option Price and in the number and kind of shares of stock covered by this Agreement, as the Committee, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Optionee’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets (including, without limitation, a special or large non-recurring dividend) or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Common Shares such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Common Shares.

     14. Availability of Common Shares. The Company shall at all times until the expiration or forfeiture of the Option Right reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Common Shares deliverable upon the exercise of the Option Right awarded under this Agreement.

     15. Amendments. Subject to the terms of the Plan, the Committee may modify this Agreement upon written notice to the Optionee. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent.

     16. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     17. Relation to Plan. The Option Right granted under this Agreement and all the terms and conditions hereof are subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the

Exhibit 10.5

NS GROUP, INC. EQUITY PLAN
INCENTIVE STOCK OPTION AGREEMENT

Plan. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant or exercise of the Option Right.

     18. Successors and Assigns. Without limiting Section 8 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.

     19. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

     20. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has also executed this Agreement in duplicate, as of the day and year first above written.

NS GROUP, INC.

By:__________________
Name:
Title:

     The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of the Option Right granted thereunder on the terms and conditions set forth herein and in the Plan.

____________________
Optionee

Date:________________